THIRD AMENDED AND RESTATED BY-LAWS

OF

TUTOR PERINI CORPORATION

As amended through May 25, 2016

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SECTION 5. Resignations and Removals		10
SECTION 6. Vacancies		11
SECTION 7. Capital Stock		11
7.1	Number and Par Value	11
7.2	Fractional Shares	11
7.3	Stock Certificates	11
7.4	Uncertificated Shares	12
7.5	Loss of Certificates	12
SECTION 8. Transfer of Shares of Stock		12
8.1	Transfer on Books	12
8.2	Record Holder	12
8.3	Record Date	12
SECTION 9. Indemnification of Directors and Officers		13
9.1	Actions, Suits and Proceedings	13
9.2	Settlements	13
9.3	Notification and Defense of Claim	14
9.4	Advance of Expenses	14
9.5	Partial Indemnity	15
9.6	Rights Not Exclusive	15
9.7	Insurance	15
9.8	Insurance Offset	15
9.9	Amendment	15
9.10	Mergers, etc	15
9.11	Savings Clause	15
9.12	Definitions	16
SECTION 10. Corporate Records		16
10.1	Records to be Kept	16
10.2	Inspection of Records by Shareholders	17
10.3	Scope of Inspection Right	18
10.4	Inspection of Records by Directors	18
SECTION 11. Miscellaneous		18
11.1	Corporate Seal	18
11.2	Execution of Papers	18
11.3	Voting of Securities	18
11.4	Fiscal Year	18
11.5	Control Share Acquisition	19

2

SECTION 12. Amendments	19
SECTION 13. Manner of Notice	19

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THIRD AMENDED AND RESTATED
BY-LAWS OF TUTOR PERINI CORPORATION

As amended through May 25, 2016

SECTION 1.  Articles of Organization

These Third Amended and Restated By-Laws (“By-Laws”) shall be subject to the provisions of the Articles of Organization of the corporation, as amended and in effect from time to time.

SECTION 2.  Shareholders

2.1Annual Meeting.  The annual meeting of the shareholders shall be held within six (6) months after the end of the fiscal year of the corporation, at the hour, date and place which is fixed by the board of directors, the chairman of the board or the president.

2.2Special Meeting in Place of Annual Meeting.  If no annual meeting has been held in accordance with the foregoing provisions, a special meeting of the shareholders may be held in place thereof, and any action taken at such special meeting shall have the same force and effect as if taken at the annual meeting and in such case all references in these By-Laws to the annual meeting of the shareholders shall be deemed to refer to such special meeting.  Any such special meeting shall be called as provided in Section 2.3.

2.3Special Meetings.  Special meetings of shareholders may be called by the chairman of the board, by the president or by the board of directors.  Special meetings shall be called by the secretary, or in case of the death, absence, incapacity or refusal of the secretary, by any other officer, upon written application of one or more shareholders who hold at least twenty-five percent (25%) in interest of the capital stock entitled to vote at such meeting describing the purposes for which it is to be held.

2.4Place of Meetings.  Meetings of the shareholders may be held anywhere within the United States at such place as shall be fixed by the chairman of the board, the president or the directors.

2.5Notice of Meetings.  A written notice of each meeting of shareholders, stating the place, date and hour and the purposes of the meeting, shall be given no fewer than seven (7) but no more than sixty (60) days before the meeting to each shareholder entitled to vote thereat and to each shareholder who, by law, by the Articles of Organization or these By-Laws, is entitled to notice.  All notices to shareholders shall conform to the requirements of Section 13 of these Bylaws.  No notice of any meeting of shareholders need be given to a shareholder if a written waiver of notice, executed before or after the date and time specified in the notice by such shareholder or his attorney thereunto duly authorized, is filed with the records of the meeting.

2.6Quorum of Shareholders.

(a)Unless otherwise provided by law, or in the Articles of Organization, these By-Laws or, to the extent authorized by law, a resolution of the Board of Directors requiring satisfaction of a greater quorum requirement for any voting group, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter.  As used in these By-Laws, a voting group includes all shares of one or more classes or series that, under the Articles of Organization or the Massachusetts Business Corporation Act, as in effect from time to time (the “MBCA”), are entitled to vote and to be counted together collectively on a matter at a meeting of shareholders.

(b)A share once represented for any purpose at a meeting is deemed present for quorum purposes of the remainder of the meeting and for any adjournment of that meeting unless (1) the shareholder attends solely to object to lack of notice, defective notice or the conduct of the meeting on other grounds and does not vote the shares or otherwise consent that they are to be deemed present, or (2) in the case of an adjournment, a new record date is or shall be set for that adjourned meeting

2.7Action by Vote.  If a quorum of a voting group exists, favorable action on a matter, other than the election of a member of the Board of Directors, is taken by a voting group if the votes cast within the group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law, the Articles of Organization, these By-Laws or, to the extent authorized by law, a resolution of the Board of Directors requiring receipt of a greater affirmative vote of the shareholders, including more separate voting groups.  If a quorum of a voting group exists, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election.

2.8Voting.  Except as provided in this Section 2.8 or unless the Articles of Organization provide otherwise, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders’ meeting.  Only shares are entitled to vote, and each fractional share, if any, is entitled to a proportional vote.  Absent special circumstances, the shares of the corporation are not entitled to vote if they are owned, directly or indirectly, by another entity of which the corporation owns, directly or indirectly, a majority of the voting interests; provided, however, that nothing in these Bylaws shall limit the power of the corporation to vote any shares held by it, directly or indirectly, in a fiduciary capacity.  Unless the Articles of Organization provide otherwise, redeemable shares are not entitled to vote after notice of redemption is given to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price upon surrender of the shares.

2.9Matters to be considered at Annual Meeting.  At an annual meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting (a) by, or at the direction of, a majority of the board of directors or (b) by any holder of record (both as of the time notice of such proposal is given by the shareholder as set forth below and as of the record date for the annual meeting in question) of any shares of the corporation’s capital stock entitled to vote at such annual meeting who complies with the procedures set forth in this Section 2.9.  For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation, and such shareholder or his representative must be present in person at the annual meeting.  To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than seventy-five (75) days nor more than one hundred eighty (180) days prior to the anniversary of the annual meeting immediately preceding the annual meeting at which the proposal is proposed to be acted upon (the “Anniversary Date”); provided,  however, that if the annual meeting in any year is scheduled to be held on a day which is more than seven (7) days earlier than the Anniversary Date, then notice by a shareholder to be timely must be so delivered or received not later than the close of business on (a) on the twentieth (20th) day following the earlier of (i) the day on which such notice of the date of the annual meeting is mailed or (ii) the day on which public disclosure of the date of the annual meeting is made, or (b) if such date of notice or public disclosure occurs more than seventy-five (75) days prior to the scheduled date of such meeting, then the later of (i) the twentieth (20th) day following the first to occur of such notice or such public disclosure or (ii) the seventy-fifth (75th) day prior to such scheduled date of such meeting.  A shareholder’s notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation’s stock transfer books, of the shareholder proposing such business and of the beneficial owners (if any) of the stock registered in such shareholder’s name and the name and address of other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder’s notice, (c) the class and number of shares of the corporation’s capital stock which are beneficially owned by the shareholder and such beneficial owners (if any) on the date of such shareholder’s notice and by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder’s notice, and (d) any financial interest of the shareholder in such proposal.

If the board of directors, or a designated committee thereof, determines that any shareholder proposal was not timely made in accordance with the terms of this Section 2.9, such proposal shall not be presented for action at the annual meeting in question.  If the board of directors, or a designated committee thereof, determines that the information provided in a shareholder’s notice does not satisfy the informational requirements of this section in any material respect, the secretary of the corporation shall promptly notify such shareholder of the deficiency in the notice.  Such shareholder shall have an opportunity to cure the deficiency by providing additional information to the secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the shareholder, as the board of directors or such committee shall reasonably determine.  If the deficiency is not cured within such period, or if the board of directors or such committee determines that the additional information provided by the shareholder, together with the information previously provided, does not satisfy the requirements of this Section 2.9 in any material respect, then such proposal shall not be presented for action at the annual meeting in question.

Notwithstanding the procedure set forth in the preceding paragraph, if neither the board of directors nor such committee makes a determination as to the validity of any shareholder proposal as set forth above, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the shareholder proposal was made in accordance with the terms of this Section 2.9.  If the presiding officer determines that a shareholder proposal was made in accordance with the terms of this Section 2.9, he shall so declare at the annual meeting.  If the presiding officer determines that a shareholder proposal was not made in accordance with the provisions of this Section 2.9, he shall so declare at the annual meeting and such proposal shall not be acted upon at the annual meeting.

This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the board of directors, but in connection with such reports, no new business shall be acted upon at such annual meeting except in accordance with the provisions of this Section 2.9.

2.10Action by Writing.

(a)Any action to be taken by shareholders may be taken without a meeting if all shareholders entitled to vote on the matter consent to the action by a writing filed with the records of the meetings of shareholders.  Such consent shall be treated for all purposes as a vote at a meeting.  The action shall be evidenced by one or more written consents that describe the action taken, are signed by all such shareholders, bear the date of the signatures of such shareholders, and are delivered to the corporation for inclusion with the records of meetings within 60 days of the earliest dated consent delivered to the corporation as required by this Section 2.10.

(b)If action is to be taken pursuant to the consent of voting shareholders without a meeting, the corporation, at least seven days before the action pursuant to the consent is taken, shall give notice, which complies in form with the requirements of Section 13 of these Bylaws, of the action to nonvoting shareholders in any case where such notice would be required by law if the action were to be taken pursuant to a vote by voting shareholders at a meeting.  The notice shall contain, or be accompanied by, the same material that would have been required by law to be sent to shareholders in or with the notice of a meeting at which the action would have been submitted to the shareholders for approval.

2.11Proxies.  A shareholder may vote his or her shares in person or may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by his or her attorney-in-fact.  An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes.  Unless otherwise provided in the appointment form, an appointment is valid for a period of 11 months from the date the shareholder signed the form or, if it is undated, from the date of its receipt by the officer or agent.  An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest, as defined in the MBCA.  An appointment made irrevocable is revoked when the interest with which it is coupled is extinguished.  The death or incapacity of the shareholder appointing a proxy shall not affect the right of the corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment.  A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he or she did not know of its existence when he or she acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates.  Subject to the provisions of Section 7.24 of the MBCA, or any successor Section thereto, and to any express limitation on the proxy’s authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment.

2.12Postponement or Adjournment of Annual or Special Meeting.  The board of directors acting by resolution may postpone and reschedule any previously scheduled annual or special meeting of shareholders.  The presiding officer at all annual or special meetings of shareholders shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Section 2.6.  The order of business and all other matters of procedure at any meeting of the shareholders shall be determined by the presiding officer.

SECTION 3.  Board of Directors

3.1Election, Number and Qualification.

(a)During any time that the corporation is subject to Section 8.06 of Chapter 156D of the Massachusetts General Laws (“Section 8.06”), (i) the number of directors (which shall not be less than three (3) or less than the number of shareholders, if less than three (3)) shall be determined and increased or decreased from time to time only by vote of the board of directors and (ii) the directors, other than those who may be elected by the holders of any class or series of preferred stock, shall be classified with respect to the term for which they generally hold office, pursuant to the terms of Section 8.06.

(b)During any time that the corporation is not subject to Section 8.06, (i) the number of directors shall be determined and increased or decreased from time to time only by vote of the board of directors, except that the board of directors may be enlarged by the shareholders at any meeting, provided that the vacancies created by such an enlargement shall be filled in accordance with Section 6 and (ii) except as otherwise provided by law, by the Articles of Organization or by these By-Laws, directors shall hold office until the next annual meeting of shareholders and until their successors are chosen and qualified.

(c)No director need be a shareholder.  No decrease in the number of directors shall shorten the term of any incumbent director.

3.2Powers; Issuance of Stock.  Except as reserved to the shareholders by law, by the Articles of Organization or by these By-Laws, the business and affairs of the corporation shall be managed under the direction of the directors, who shall have and may exercise all the powers of the corporation.  In particular, and without limiting the generality of the foregoing, the board of directors shall have the authority to issue or reserve for issue from time to time the whole or any part of the capital stock of the corporation which may be authorized from time to time, to such persons or organizations, for such consideration, whether cash, property, services or expenses, and on such terms as the board of directors may determine, including without limitation the granting of options, warrants, or conversion or other rights to subscribe to said capital stock.

3.3Committees.  The directors may, by vote of a majority of the directors then in office or if greater the number of directors required by the Articles of Organization or By-Laws to take action under Section 8.24 of the MBCA, elect from their number an executive committee and other committees and may by vote delegate to any such committee or committees some or all of the powers of the directors except those which by law, by the Articles of Organization or by these By-Laws they are prohibited from delegating.  Except as the directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the directors or such rules, its meetings shall be called, notice given or waived, its business conducted, or its action taken as nearly as may be the same manner as is provided by these By-Laws with respect to meetings or for the conduct of business or the taking of action by the directors.  All members of such committees shall hold such offices at the pleasure of the board of directors.  The board of directors may abolish any such committee at any time.  Any committee to which the board of directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the board of directors.  The board of directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

3.4Meetings.  Regular meetings of the directors, including the first meeting of the board following the annual meeting of the shareholders, may be held without call or notice at such places and at such times as the directors may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors.  Special meetings of the directors may be held at any time and at any place designated in the call of the meeting when called by the chairman of the board, the vice chairman of the board, the president, the treasurer or by the directors, notice thereof being given to each director by the secretary or an assistant secretary or by the officer or the directors calling the meeting.  Directors may participate in meetings of the board of directors by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting.

3.5Notice.  It shall be sufficient notice to a director to send written notice at least forty-eight (48) hours before the meeting addressed to him at his usual or last known business or residence address or to give notice to him in person or by telephone or electronic transmission at least twenty-four (24) hours before the meeting.  Notice of a meeting need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him.  Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

3.6Quorum.  At any meeting of the directors a majority of the directors then in office shall constitute a quorum.  Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

3.7Action by Vote.  If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present is the act of the board of directors except when a larger vote is required by law, by the Articles of Organization or by these By-Laws.

3.8Action by Writing.  Any action required or permitted to be taken at any meeting of the directors may be taken without a meeting if the action is taken by the unanimous consent of the members of the board of directors.  The action must be evidenced by one or more consents describing the action taken, in writing, signed by each director, or delivered to the corporation by electronic transmission, to the address specified by the corporation for the purpose or, if no address has been specified, to the principal office of the corporation, addressed to the Secretary or other officer or agent having custody of the records of proceedings of directors, and included in the minutes or filed with the corporate records reflecting the action taken.  Action taken under this Section 3.8 is effective when the last Director signs or delivers the consent, unless the consent specifies a different effective date.  A consent signed or delivered under this Section 3.8 has the effect of a meeting vote and may be described as such in any document.

3.9Nomination of Directors.  Nominations of candidates for election as directors of the corporation at any annual meeting of shareholders may be made (a) by, or at the direction of, a majority of the board of directors or (b) by any holder of record (both as of the time notice of such nomination is given by the shareholder as set forth below and as of the record date for the annual meeting in question) of any shares of the corporation’s capital stock entitled to vote at such meeting who complies with the procedures set forth in this Section 3.9.  Any shareholder who seeks to make such a nomination, or his representative, must be present in person at the annual meeting.  Only persons nominated in accordance with the procedures set forth in this Section 3.9 shall be eligible for election as directors at an annual meeting of shareholders.

Nominations, other than those made by, or at the direction of, the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation as set forth in this Section 3.9.  To be timely, a shareholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the corporation not less than seventy-five (75) days nor more than one hundred eighty (180) days prior to the Anniversary Date; provided,  however, that if the annual meeting in any year is scheduled to be held on a day which is more than seven (7) days earlier than the Anniversary Date then notice by a shareholder to be timely must be so delivered or received not later than the close of business on (a) the twentieth (20th) day following the earlier of (i) the day on which such notice of the date of the annual meeting is mailed or (ii) the day on which public disclosure of the date of the annual meeting is made, or (b) if such date of notice or public disclosure occurs more than seventy-five (75) days prior to the scheduled date of such meeting, then the later of (i) the twentieth (20th) day following the first to occur of such notice or such public disclosure or (ii) the seventy-fifth (75th) day prior to such scheduled date of such meeting.  Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person for the past five years and (iii) the class and number of shares of the corporation’s capital stock which are beneficially owned by such person on the date of such shareholder notice and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the corporation’s stock transfer books, of such shareholder and of the beneficial owners (if any) of the stock registered in such shareholder’s name and the name and address of other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder’s notice and (ii) the class and number of shares of the corporation’s capital stock which are beneficially owned by such shareholder and such beneficial owners (if any) on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice.  At the request of the board of directors, any person nominated by, or at the direction of, the board of directors for election as a director at an annual meeting shall furnish to the secretary of the corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee.

No person shall be elected by the shareholders as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 3.9.  If the board of directors, or a designated committee thereof, determines that any shareholder nomination was not timely made in accordance with the terms of this Section such nomination shall not be considered at the annual meeting in question.  If the board of directors, or a designated committee thereof, determines that the information provided in a shareholder’s notice does not satisfy the informational requirements of this Section 3.9 in any material respect, the secretary of the corporation shall promptly notify such shareholder of the deficiency in the notice.  Such shareholder shall have an opportunity to cure the deficiency by providing additional information to the secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the shareholder, as the board of directors or such committee shall determine.  If the deficiency is not cured within such period, or if the board of directors or such committee reasonably determines that the additional information provided by the shareholder, together with the information previously provided, does not satisfy the requirements of this Section 3.9 in any material respect, such nomination shall not be considered at the annual meeting in question.

Notwithstanding the procedure set forth in the preceding paragraph, if neither the board of directors nor such committee makes a determination as to the validity of any nominations by a shareholder as set forth above, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether a nomination was made in accordance with the terms of this Section 3.9.  If the presiding officer determines that a nomination was made in accordance with the terms of this Section 3.9, he shall so declare at the annual meeting.  If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 3.9, he shall so declare at the annual meeting and such nomination shall be disregarded.

3.10Lead Outside Director.  The board of directors shall include a lead outside director.  The lead outside director shall be an independent director and shall be elected by a majority of the independent directors.  The lead outside director shall have such duties and powers as shall be determined from time to time by the board of directors.

SECTION 4.  Officers and Agents

4.1Enumeration and Qualification.  The officers of the corporation shall be a chief executive officer, a chairman of the board, a president, a treasurer, a secretary and such other officers, including a vice-chairman of the board and one or more vice-presidents, as the directors from time to time may in their discretion elect or appoint.  The corporation may also have such agents as the directors from time to time may in their discretion appoint.  The president, the chairman of the board and the vice-chairman of the board, if any, shall be elected from the board of directors, but need not be shareholders.  No other officer need be a director or shareholder.  Any two (2) or more offices may be held in the same person.  Any officer may be required by the directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the directors may determine.

4.2Powers.  Subject to law, to the Articles of Organization and to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such duties and powers as the directors may from time to time designate.

4.3Appointment.  The chairman of the board, the president, the treasurer and the secretary shall be appointed annually by the directors at their first meeting following the annual meeting of the shareholders.  All other officers shall be appointed from time to time as the directors may in their discretion determine.

4.4Tenure.  Except as otherwise provided by law or by the Articles of Organization or by these By-Laws, the chairman of the board, the president, the treasurer and the secretary shall hold office until the first meeting of the directors following the next annual meeting of the shareholders and until their respective successors are chosen and qualified, and each other officer shall hold office until the first meeting of the directors following the next annual meeting of the shareholders unless a shorter period shall have been specified by the terms of his  appointment, or in each case until he sooner dies, resigns, is removed or becomes disqualified.  Each agent shall retain his authority at the pleasure of the directors.

4.5Chairman of the Board, Vice-Chairman of the Board, Chief Executive Officer and President.  The chairman of the board shall preside at all meetings of the shareholders and of the directors at which he is present.  The vice-chairman of the board, if there is such a position, shall, in the absence of the chairman of the board, preside at all meetings of the shareholders and of the directors at which he is present.  The chairman and vice-chairman shall each advise with and make his counsel available to the other officers of the corporation and each shall have such other duties and powers as shall be prescribed from time to time by the directors.

The chief executive officer shall, subject to the direction of the directors, have general charge of the property and business of the corporation and of all operations, shall employ and remove at pleasure and fix the duties and compensation of managers, agents, salesmen, secretaries,  workmen and other subordinate employees of the corporation, and shall have such other duties and powers as shall be prescribed from time to time by the directors.

The president, subject to the direction of the directors and of the chairman of the board, shall direct and supervise the administration of the business and affairs of the corporation and shall have such other duties and powers as shall be prescribed from time to time by the directors.

4.6Vice Presidents.  The vice presidents shall have such duties and powers as shall be prescribed for them respectively from time to time by the directors or by the chief executive officer.  The directors or the chief executive officer may from time to time designate one (1) or more vice presidents as executive vice president, financial vice president, administrative vice president, senior vice president, or otherwise, or may otherwise fix or indicate the order of their rank, and, in their or his discretion, may from time to time change or revoke any such designation.  In the event of the death or disability of the president, the vice president designated by the directors or the chief executive officer, or in the absence of such designation, the vice presidents in the order of their rank, shall perform all the duties of the president, and when so acting shall have all the powers of the president.

4.7Treasurer and Assistant Treasurers.  The treasurer shall, subject to the direction and under the supervision of the board of directors, have general charge of the financial concerns of the corporation and of its funds and valuable papers, and shall have such other duties and powers as may be prescribed from time to time by the directors or the chief executive officer.  The treasurer shall report to the directors but in the ordinary conduct of the company’s business shall be under the supervision of the chief executive officer or such other officer as the directors from time to time may determine.

Any assistant treasurers shall have such duties and powers as shall be prescribed from time to time by the directors, the chief executive officer or the treasurer, and shall be responsible to and shall report to the treasurer.

4.8Secretary and Assistant Secretary.  The secretary shall keep a true record of all proceedings of the shareholders and the directors.  In the absence of the secretary from any meeting of shareholders or directors,  an assistant secretary, or if there be none or he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof.  Unless a transfer agent has been appointed, the secretary shall keep or cause to be kept the transfer records of the corporation, which shall contain the names and record addresses of all shareholders and the amount of stock held by each.  Any assistant secretary shall have such duties and powers as shall be prescribed from time to time by the directors.

SECTION 5.  Resignations and Removals

Any director or officer may resign at any time by delivering his resignation in writing to the president, the treasurer or the secretary or to a meeting of the directors.  Such resignation shall be effective upon receipt unless specified to be effective at some other time.  A director (including persons elected by directors to fill vacancies in the board) may be removed from office only (a) if Section 8.06 is then applicable to the corporation, for cause by the shareholders by the affirmative vote of a majority of the shares outstanding and entitled to vote in the election of directors or with or without cause by vote of a majority of the directors then in office or (b) if Section 8.06 is not then applicable to the corporation, with or without cause by vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, or for cause by vote of a majority of the directors then in office.

The directors may remove any officer appointed by them with or without cause by the vote of a majority of the directors then in office.  A director or officer may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.  No director or officer resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the corporation) no director or officer removed, shall have any right to any compensation as such director or officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise unless in the case of a resignation, the directors, or in the case of a removal, the body acting on the removal, shall in their or its discretion provide for compensation.

SECTION 6.  Vacancies

Any vacancy in the board of directors, including a vacancy resulting from the enlargement of the board, may be filled (a) if Section 8.06 is then applicable to the corporation, only by the directors by vote of a majority of the directors then in office, even though less than a quorum of the board,  and (b) if Section 8.06 is not then applicable to the corporation, by the shareholders or, in the absence of shareholder action, by the directors by vote of a majority of the directors then in office.  Each successor shall hold office for the unexpired term, and in the case of the president, the treasurer and the secretary, until his successor is chosen and qualified, or in each case until he sooner dies, resigns, is removed or becomes disqualified.  The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number.

SECTION 7.  Capital Stock

7.1Number and Par Value.  The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue shall be stated in the Articles of Organization.

7.2Fractional Shares.  The corporation may issue fractional shares and may issue in lieu thereof scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share or an uncertificated share upon surrender of such scrip aggregating a full share.  The terms and conditions and manner of issue of such scrip shall be fixed by the directors.

7.3Stock Certificates.  Each shareholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him, in such form as shall be prescribed from time to time by the directors; provided,  however, that pursuant to Section 7.4 of these By-Laws, the board of directors may provide that some or all of the shares of any or all of the corporation’s classes or series shall be uncertificated shares, in which case the holders of such shares will not be entitled to certificates with respect to such shares, unless a holder requests a certificate with respect to such shares.  If shares are represented by certificates, at a minimum each share certificate shall state on its face: (a) the name of the corporation and that it is organized under the laws of The Commonwealth of Massachusetts, (b) the name of the person to whom issued, and (c) the number and class of shares and the designation of the series, if any, the certificate represents, or any other items required by law.  If different classes of shares or different series within a class are authorized, then the variations in rights, preferences and limitations applicable to each class and series, and the authority of the board of directors to determine variations for any future class or series, must be summarized on the front or back of each certificate.  Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information on request in writing and without charge.  Such certificate shall be signed by the president or a vice president and by the treasurer or an assistant treasurer, or any two officers designated by the board of directors.  Such signatures may be facsimiles if the certificate is signed by a transfer agent or by a registrar, other than a director, officer or employee of the corporation.  In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

7.4Uncertificated Shares.  The board of directors may authorize the issuance of some or all of the shares of any or all of the corporation’s classes or series without certificates.  The authorization shall not affect shares already represented by certificates until such certificates are surrendered to the corporation.  Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder any written statement of information required by Chapter 156D of the General Laws of Massachusetts.

7.5Loss of Certificates.  In the case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate or uncertificated shares may be issued in place thereof, upon such terms as the directors may prescribe.

SECTION 8.  Transfer of Shares of Stock

8.1Transfer on Books.  Subject to the restrictions, if any, stated or noted on the stock certificates or in the case of uncertificated shares, on any written statement of information pertaining to such shares required by Chapter 156D of the General Laws of Massachusetts, shares of stock may be transferred on the books of the corporation (a) in the case of shares represented by certificates, by the surrender to the corporation or its transfer agent of the certificates therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the directors or the transfer agent of the corporation may reasonably require, or (b) in the case of uncertificated shares, by delivery of duly executed instructions or in any other manner the corporation may specify.

8.2Record Holder.  Except as may be otherwise required by law, the Articles of Organization or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.

It shall be the duty of each shareholder to notify the corporation of his post office address.

8.3Record Date.   The Board of Directors may fix the record date in order to determine the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote or to take any other action.  If a record date for a specific action is not fixed by the Board of Directors, and is not supplied by law, the record date shall be (a) the close of business either on the day before the first notice is sent to shareholders, or, if no notice is sent, on the day before the meeting or (b) in the case of action without a meeting by written consent, the date the first shareholder signs the consent or (c) for purposes of determining shareholders entitled to demand a special meeting of shareholders, the date the first shareholder signs the demand or (d) for purposes of determining shareholders entitled to a distribution, other than one involving a purchase, redemption or other acquisition of the corporation’s shares, the date the Board of Directors authorizes the distribution.  A record date fixed under this Section 8.3 may not be more than 70 days before the meeting or action requiring a determination of shareholders.  A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

SECTION 9.  Indemnification of Directors and Officers

9.1Actions, Suits and Proceedings.    Except as otherwise provided below, the corporation shall, to the fullest extent authorized by Chapter 156D of the Massachusetts General Laws, as the same exists or may hereafter be amended (in the case of any such amendment, only to the extent that such amendment either (i) permits the corporation to provide broader indemnification rights than such laws permitted prior to such amendment or (ii) prohibits or limits any of the indemnification rights previously set forth in such laws), indemnify each person who is, or shall have been, a director or officer of the corporation or who is or was a director or employee of the corporation and is serving, or shall have served, at the request of the corporation, as a director or officer of another organization or in any capacity with respect to any employee benefit plan of the corporation, against all liabilities and expenses (including judgments, fines, penalties, amounts paid or to be paid in settlement, and reasonable attorneys’ fees) imposed upon or incurred by any such person (the “Indemnitee”) in connection with, or arising out of, the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be a defendant or with which he may be threatened or otherwise involved, directly or indirectly, by reason of his being or having been such a director or officer or as a result of his serving or having served with respect to any such employee benefit plan;  provided, however, that the corporation shall provide no indemnification with respect to any matter as to which any such Indemnitee shall be finally adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was (i) in the best interests of the Corporation or (ii) to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

9.2Settlements.  The right to indemnification conferred in this Article shall include the right to be paid by the corporation for liabilities and expenses incurred in connection with the settlement or compromise of any such action, suit or proceeding, pursuant to a consent decree or otherwise, unless a determination is made, within 45 days after receipt by the corporation of a written request by the Indemnitee for indemnification, that such settlement or compromise is not in the best interests of the corporation or, to the extent such matter relates to service with respect to an employee benefit plan, that such settlement or compromise is not in the best interests of the participants or beneficiaries of such plan. Any such determination shall be made (i) by the Board of Directors of the corporation by a majority vote of a quorum consisting of disinterested directors, or (ii) if such quorum is not obtainable, by a majority of the disinterested directors of the corporation then in office. Notwithstanding the foregoing, if there are less than two disinterested directors then in office, the Board of Directors shall promptly direct that independent legal counsel (who may be regular legal counsel to the corporation) determine, based on facts known to such counsel at such time, whether such Indemnitee acted in good faith in the reasonable belief that his action was in the best interests of the corporation or the participants or beneficiaries of any such employee benefit plan, as the case may be; and, in such event, indemnification shall be made to such Indemnitee unless, within 45 days after receipt by the Corporation of the request by such Indemnitee for indemnification, such independent legal counsel in a written opinion to the Corporation determines that such Indemnitee did not act in good faith in the reasonable belief that his action was in the best interests of the Corporation or the participants or beneficiaries of any such employee benefit plan, as the case may be.

9.3Notification and Defense of Claim.  As a condition precedent to his right to be indemnified, the Indemnitee must give to the corporation notice in writing as soon as practicable of any action, suit or proceeding involving him for which indemnity will or could be sought.  With respect to any action, suit or proceeding of which the corporation is so notified, the corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to such Indemnitee.  After notice from the corporation to the Indemnitee of its election so to assume such defense, the corporation shall not be liable to such Indemnitee for any legal or other expenses subsequently incurred by such Indemnitee in connection with such claim, but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the corporation and the Indemnitee in the conduct of the defense of such action or (iii) the corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases, the fees and expenses of counsel for the Indemnitee shall be at the expense of the corporation, except as otherwise expressly provided by this Article.  The corporation shall not be entitled to assume the defense of any claim brought by or on behalf of the corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in (ii) above.

9.4Advance of Expenses.  Subject to Section 9.3 above, the right to indemnification conferred in this Article shall include the right to be paid by the corporation for reasonable expenses (including reasonable attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding in advance of its final disposition, subject to receipt from the Indemnitee of (i) a written affirmation of his good faith belief that he has met the relevant standard of conduct for indemnification or that the proceeding involves conduct for which liability has been eliminated under a provision of the corporation’s Articles of Organization  as authorized by clause (4) of subsection (b) of Section 2.02 of the MBCA; and (ii) his written undertaking to repay any funds advanced if he is not entitled to mandatory indemnification under section 8.52 of the MBCA and it is ultimately determined under section 8.54 or section 8.55 that he has not met the relevant standard of conduct described in section 8.51.  Such repayment undertaking must be an unlimited general obligation of the Indemnitee but need not be secured and may be accepted without reference to the financial ability of such Indemnitee to make such repayment.  Notwithstanding the foregoing, no advance shall be made by the corporation under this Section 9.4 if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum consisting of disinterested directors or, if such quorum is not obtainable, by a majority of the disinterested directors of the corporation then in office or, if there are not at least two disinterested directors then in office, by independent legal counsel (who may be regular legal counsel to the corporation) in a written opinion that, based on facts known to the Board or counsel at such time, such Indemnitee did not act in good faith in the reasonable belief that his action was in the best interests of the Corporation or the participants or beneficiaries of an employee benefit plan of the Corporation, as the case may be.

9.5Partial Indemnity.  If an Indemnitee is entitled under any provision of this Article to indemnification by the corporation for some or a portion of the liabilities or expenses imposed upon or incurred by such Indemnitee in the investigation, defense, appeal or settlement of any action, suit or proceeding but not, however, for the total amount thereof, the corporation shall nevertheless indemnify the Indemnitee for the portion of such liabilities or expenses to which such Indemnitee is entitled.

9.6Rights Not Exclusive.  The right to indemnification and advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Organization, By-Laws, agreement, vote of stockholders or directors or otherwise.  Without limiting the generality of the foregoing, the corporation, acting through its Board of Directors, may enter into agreements with any director, officer, employee or agent of the corporation providing for indemnification rights equivalent to or greater than the indemnification rights set forth in this Article.

9.7Insurance.   The corporation may purchase and maintain insurance, at its expense, to protect itself and any director or officer of the corporation or who, while a director or officer of the corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against any expense or liability incurred by him in any such capacity, or arising out of the status as such, whether or not the corporation would have the power to indemnify such person against such expense or liability under Chapter 156D of the Massachusetts General laws.

9.8Insurance Offset.  The corporation’s obligation to provide indemnification under this Article shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the corporation or any other person.

9.9Amendment.  Without the consent of a person entitled to the indemnification and other rights provided in this Article (unless otherwise required by Chapter 156D of the Massachusetts General Laws), no amendment modifying or terminating such rights shall adversely affect such person’s rights under this Article with respect to the period prior to such Amendment.

9.10Mergers, etc.  If the corporation is merged into or consolidated with another corporation and the corporation is not the surviving corporation, or if substantially all of the assets of the corporation are acquired by any other corporation, or in the event of any other similar reorganization involving the corporation, the Board of Directors of the corporation or the board of directors of any corporation assuming the obligations of the corporation shall assume the obligations of the corporation under this Article, through the date of such merger, consolidation, sale or reorganization, with respect to each person who is entitled to indemnification rights under this Article as of such date.

9.11Savings Clause.  If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Indemnitee as to any liabilities and expenses with respect to any action, suit or proceeding to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

9.12Definitions.  As used in this Article, the term “director”,  “officer” and “person” include their respective heirs, executors, administrators, and legal representatives, and an “interested” director is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending.

SECTION 10.  Corporate Records

10.1Records to be Kept.

(a)The corporation shall keep as permanent records minutes of all meetings of its shareholders and board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, and a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the corporation.  The corporation shall maintain appropriate accounting records.  The corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each.  The corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time

(b)The corporation shall keep within the Commonwealth of Massachusetts a copy of the following records at its principal office or an office of its transfer agent or of its secretary or assistant secretary or of its registered agent:

(i)its Articles or restated Articles of Organization and all amendments to them currently in effect;

(ii)its by-laws or restated by-laws and all amendments to them currently in effect;

(iii)resolutions adopted by its board of directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

(iv)the minutes of all shareholders’ meetings, and records of all action taken by shareholders without a meeting, for the past three (3) years;

(v)all written communications to shareholders generally within the past three (3) years, including the financial statements furnished under Section 16.20 of Chapter 156D of the Massachusetts General Laws for the past three (3) years;

(vi)a list of the names and business addresses of its current directors and officers; and

(vii)its most recent annual report delivered to the Secretary of the Commonwealth of Massachusetts.

10.2Inspection of Records by Shareholders.

(a)A shareholder is entitled to inspect and copy, during regular business hours at the office where they are maintained pursuant to Section 10.1(b), copies of any of the records of the corporation described in said Section if he or she gives the corporation written notice of his or her demand at least five (5) business days before the date on which he or she wishes to inspect and copy.

(b)A shareholder is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation if the shareholder meets the requirements of subsection (c) of this Section 10.2 and gives the corporation written notice of his or her demand at least five (5) business days before the date on which he or she wishes to inspect and copy:

(i)excerpts from minutes reflecting action taken at any meeting of the board of directors, records of any action of a committee of the board of directors while acting in place of the board of directors on behalf of the corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or board of directors without a meeting, to the extent not subject to inspection under subsection (a) of this Section 10.2;

(ii)accounting records of the corporation, but if the financial statements of the corporation are audited by a certified public accountant, inspection shall be limited to the financial statements and the supporting schedules reasonably necessary to verify any line item on those statements; and

(iii)the record of shareholders described in Section 10.1(a).

(c)A shareholder may inspect and copy the records described in Section 10.2(b) only if:

(i)his or her demand is made in good faith and for a proper purpose;

(ii)he or she describes with reasonable particularity his or her purpose and the records he or she desires to inspect;

(iii)the records are directly connected with his or her purpose; and

(iv)the corporation shall not have determined in good faith that disclosure of the records sought would adversely affect the corporation in the conduct of its business or constitute material non-public information at the time when the shareholder’s notice of demand to inspect and copy is received by the corporation.

(d)For purposes of this Section 10.2, “shareholder” includes a beneficial owner whose shares are held in a voting trust or by a nominee on his or her behalf.

10.3Scope of Inspection Right.

(a)A shareholder’s agent or attorney has the same inspection and copying rights as the shareholder represented.

(b)The corporation may, if reasonable, satisfy the right of a shareholder to copy records under Section 10.2 by furnishing to the shareholder copies by photocopy or other means chosen by the corporation including copies furnished through an electronic transmission.

(c)The corporation may impose a reasonable charge, covering the costs of labor, material, transmission and delivery, for copies of any documents provided to the shareholder.  The charge may not exceed the estimated cost of production, reproduction, transmission or delivery of the records.

(d)The corporation may comply, at its expense, with a shareholder’s demand to inspect the record of shareholders under Section 10.2(b)(iii) by providing the shareholder with a list of shareholders that was compiled no earlier than the date of the shareholder’s demand.

(e)The corporation may impose reasonable restrictions on the use or distribution of records by the demanding shareholder.

10.4Inspection of Records by Directors.   A director is entitled to inspect and copy the books, records and documents of the corporation at any reasonable time to the extent reasonably related to the performance of the director’s duties as a director, including duties as a member of a committee, but not for any other purpose or in any manner that would violate any duty to the corporation.

SECTION 11.  Miscellaneous

11.1Corporate Seal.  The seal of the corporation shall, subject to alteration by the directors, consist of a flat faced circular die with the words “Massachusetts” and “Corporate Seal”, together with the name of the corporation and the year of its organization, cut or engraved thereon.

11.2Execution of Papers.  Except as the directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation shall be signed by the chief executive officer.

11.3Voting of Securities.   Unless otherwise provided by the board of directors, the chairman of the board, president or treasurer each may waive notice of and act on behalf of this corporation, or appoint another person or persons to act as proxy or attorney-in-fact for this corporation with or without discretionary power and/or power of substitution, at any meeting of shareholders or stockholders of any other corporation or organization, any of whose securities are held by this corporation.

11.4Fiscal Year.   Except as from time to time provided by the board of directors, the fiscal year of the corporation shall end on the 31st day of December.

11.5Control Share Acquisition.  Until such time as this Section 11.5 shall be repealed or these By-Laws shall otherwise be amended to provide otherwise, in each case in accordance with Section 12 of these By-Laws, the provisions of Chapter 110D of the Massachusetts General Laws (“Chapter 110D”) shall not apply to “control share acquisitions” of the corporation within the meaning of Chapter 110D.

SECTION 12.  Amendments

These By-Laws may be altered, amended or repealed at any annual or special meeting of the shareholders called for the purpose by vote of the shareholders entitled to vote on the matter of the proposed alteration, amendment or repeal, and the sections to be affected thereby.  If authorized by the Articles of Organization, these By-Laws may also be altered, amended or repealed by vote of the majority of the directors then in office, except that the directors shall not amend the By-Laws in a manner which:

(a)Alters or abolishes any preferential right of stock of a series with shares already outstanding;

(b)Creates, alters or abolishes any right in respect of redemption of stock of a series with shares already outstanding;

(c)Creates or alters any restriction on transfer applicable to stock of a series with shares already outstanding;

(d)Excludes or limits the right of a shareholder of a series with shares already outstanding to vote on a matter;

(e)Alters the provisions for indemnification of directors or affects the powers of directors or officers to contract with the corporation.

Any by-law so altered, amended or repealed by the directors may be further altered or amended or reinstated by the shareholders in the above manner.

SECTION 13.  Manner of Notice

All notices provided for under these By-laws shall conform to the following requirements:

(a)Notice shall be in writing unless oral notice is reasonable under the circumstances.  Notice by electronic transmission is written notice.

(b)Notice may be communicated in person; by telephone, voice mail, telegraph, teletype, or other electronic means; by mail; by electronic transmission; or by messenger or delivery service.  If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published; or by radio, television, or other form of public broadcast communication.

(c)Written notice, other than notice by electronic transmission, by a domestic or foreign corporation to any of its shareholders, if in a comprehensible form, is effective upon deposit in the United States mail, if mailed postpaid and correctly addressed to the shareholder’s address shown in the corporation’s current record of shareholders.

(d)Written notice by electronic transmission by a domestic or foreign corporation to any of its shareholders, if in comprehensible form, is effective:

(1)if by facsimile telecommunication, when directed to a number furnished by the shareholder for the purpose;

(2)if by electronic mail, when directed to an electronic mail address furnished by the shareholder for the purpose;

(3)if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, directed to an electronic mail address furnished by the shareholder for the purpose, upon the later of (i) such posting and (ii) the giving of such separate notice; and

(4)if by any other form of electronic transmission, when directed to the shareholder in such manner as the shareholder shall have specified to the corporation.

An affidavit of the secretary or an assistant secretary of the corporation, the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(e)Written notice, including notice by electronic transmission, to a domestic or foreign corporation, authorized to transact business in the commonwealth, may be addressed to its registered agent at its registered office or to the corporation at its principal office shown in its most recent annual report or, in the case of a foreign corporation that has not yet delivered an annual report, in its application for a certificate of qualification.

(f)Except as provided in subsection (c), written notice, other than notice by electronic transmission, if in a comprehensible form, is effective at the earliest of the following:

(1)when received;

(2)five days after its deposit in the United States mail, if mailed postpaid and correctly addressed;

(3)on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested; or if sent by messenger or delivery service, on the date shown on the return receipt signed by or on behalf of the addressee; or

(4)on the date of publication if notice by publication is permitted.

(g)Oral notice is effective when communicated if communicated in a comprehensible manner.